Exhibit 10.75

Execution Version

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is dated and entered into as of October 16, 2025, among CCF OPCO LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, and VERITEX COMMUNITY BANK, as Administrative Agent (“Administrative Agent”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (defined below).

RECITALS

WHEREAS, reference is hereby made to that certain Second Amended and Restated Revolving Credit Agreement dated as of December 29, 2023 (as may be amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto, the Subsidiary Guarantors party thereto, the Administrative Agent and Class B Agent;

WHEREAS, pursuant to Section 10.01 of the Loan Agreement, certain amendments, waivers or other modifications of the Loan Agreement shall not be effective without the written concurrence of the Required Lenders or all the Lenders, as applicable, and the Borrower or the applicable CCF Party, as the case may be, with receipt acknowledged by Administrative Agent; and

WHEREAS, each Lender and Borrower wishes to amend certain provisions of the Loan Agreement on and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

ARTICLE I - AMENDMENTS TO LOAN AGREEMENT

Section 1.01Effective as of the date hereof, Section 1.01 of the Loan Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Aaron’s Holdco” means Aaron’s Intermediate Holdco, Inc., a Delaware corporation. “Katapult” means Katapult Holdings, Inc., a Delaware corporation.

“Katapult Intermediate” means Katapult Intermediate Holdings III, LLC, a Delaware limited liability company.

“Katapult Merger Agreement” means that certain Agreement and Plan of Merger dated on or about October 16, 2025, by and among Katapult, Katapult Merger Sub 1, Inc., Katapult Merger Sub 2, LLC, CCF Holdings and Aaron’s Holdco, substantially in the form of the attached Exhibit J (or as amended or modified from time to time so long as such amendments and modifications are not materially adverse to the Lenders).

“Katapult Merger Transaction” means the consummation of and the satisfaction of all conditions precedent to the merger of newly formed Subsidiaries of Katapult to be formed in

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connection with such merger with and into each of (a) CCF Holdings and (b) Aaron’s Holdco, and any related restructuring transactions as described in the Katapult Merger Agreement.

“Tangible Net Worth” shall mean, for any Person at any particular time of determination, all amounts which, in conformity with GAAP, would be included as owner’s equity on a balance sheet of such Person; but excluding (a) all assets which are properly classified as intangible assets, and (b) all loans and advances to any Affiliate, member, shareholder, owner, officer, or employee of such person, in each case, which is not a Credit Party.

Section 1.02Effective as of the date hereof, the following definitions set forth in Section 1.01 of the Loan Agreement are hereby amended and restated in their respective entireties to read as follows:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that following the Katapult Merger Transaction, except for purposes of Section 7.08, (i) Aaron’s Holdco and its Subsidiaries, and (ii) Katapult Intermediate and its Subsidiaries shall not be deemed to be Affiliates of CCF Holdings and its Subsidiaries.

“Change of Control” means (a) during the 24-month period following the Katapult Merger Transaction, a majority of the board of directors of Katapult ceases to be members of the board of directors that were in existence at the start of such 24-month period, (b) the failure of CCF Holdings to own, directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of Borrower, other than up to 20% of such voting power and economic interests that may be owned, indirectly, by the Class B Members (as defined in the Amended and Restated Limited Liability Company Agreement of CCF MIP Holdings LLC, dated as of May 21, 2021), (c) the failure of Borrower to own directly or indirectly, beneficially and of record, 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, and (d) (i) prior to the Katapult Merger Transaction, the failure of 80.0%, on a fully diluted basis, of voting interest in the Equity Interests in CCF Holdings to be beneficially owned and controlled, collectively, by the holders of such Equity Interests in CCF Holdings as of the Sixth Amendment Effective Date (after giving effect to the transactions contemplated by the CCF Preferred Equity Documents and the Sparrow Transaction), and (ii) following the Katapult Merger Transaction, the failure of 100.0%, on a fully diluted basis, of voting interest in the Equity Interests in CCF Holdings to be beneficially owned and controlled, collectively, by Katapult, without the prior written consent of Administrative Agent and Class B Agent; provided, the consummation of the Katapult Merger Transaction shall not be deemed to be a Change of Control.

Section 1.03Effective as of the date hereof, Section 6.12 of the Loan Agreement is hereby amended by adding a new clause (g) as follows:

(g)Tangible Net Worth (Borrower). As of the last day of each Fiscal Quarter beginning with the Fiscal Quarter during which the Katapult Merger Transaction is consummated, the Tangible Net Worth of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Quarter shall not be less than -$210,000,000. For the avoidance of doubt, this Tangible Net Worth (Borrower) covenant shall only be effective if the Katapult Merger Transaction is consummated.

Section 1.04Effective as of the date hereof, the Administrative Agent and the Lenders hereby consent to a restructuring and consolidation of the Borrower and its Subsidiaries which may take the form

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of transfers or dispositions of the assets or Equity Interests of the Immaterial Subsidiaries (defined below) or dissolutions, mergers, liquidations and consolidations involving the Immaterial Subsidiaries; provided that at the time of such dissolutions, mergers, liquidations or consolidations involving the Immaterial Subsidiaries such Immaterial Subsidiaries shall not hold any assets material to the business of the Borrower and its Subsidiaries and all such assets thereafter shall be held by Borrower and/or its Subsidiaries. In connection with such restructuring and consolidation, the Administrative Agent agrees to release its lien on the assets and Equity Interests of the Immaterial Subsidiaries and to execute and deliver to the Borrower (at the Borrower’s sole cost and expense) any such documents as may be reasonably requested by the borrower to evidence such release.

Section 1.05Effective as of the date hereof, the Loan Agreement is hereby amended by adding a new Exhibit J in the form of Exhibit J attached hereto.

ARTICLE II - CONDITIONS TO EFFECTIVENESS

Section 2.01This Amendment shall become effective as of the date (the “Amendment Effective Date”) that Administrative Agent shall have received: (i) this Amendment, duly executed and delivered on behalf of each party hereto; and (ii) such other documents, opinions, certificates, information and consents as the Administrative Agent shall reasonably request in connection herewith.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01Borrower hereby represents and warrants to each Lender and Administrative Agent on and as of the Amendment Effective Date that:

(a)the representations and warranties of Borrower under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party are true and correct as if made and restated on the date hereof (other than any representation and warranty that specifically relates to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified prior date).

(b)(i) the individual executing this Amendment on behalf of Borrower is duly authorized to do so, (ii) Borrower has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment and (iii) this Amendment constitutes the valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(c)no Default or Event of Default has occurred and is continuing and no event or condition, the occurrence of which immediately is or, with the lapse of time or the giving of notice or both, would become a Backup Servicing Trigger Event or Cease Funding Event.

(d)The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in each case, have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate, conflict with or constitute a breach of, or constitute a default under, any provision of Borrower’s Organizational Documents; (ii) violate, conflict with or constitute a breach of, or constitute a default under, any provision of any statute, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect to which Borrower is a party or is subject, or by which any of its assets are bound or affected; (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of the

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Administrative Agent and the other Permitted Liens; or (iv) result in a breach of, or constitute a default by Borrower under, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which Borrower is a party or subject or by which it or any of its assets are bound or affected, including, but not limited to, any loan from or agreement of any type with a third-party lender.

(e)No approval, authorization, order, license, permit, franchise, or consent of, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Amendment by Borrower and the performance by Borrower of its obligations under this Amendment or any of the other Revolving Credit Documents (as amended or modified hereby) to which it is a party, in addition to those that have already been obtained.

(f)The Subsidiaries of the Borrower set forth on Schedule 1 hereto hold all of the assets that are material to the Borrower and its Subsidiaries (including licenses to originate consumer loans) and the Subsidiaries of the Borrower that are not set forth on such Schedule (the “Immaterial Subsidiaries”) do not hold any assets material to the business of the Borrower and its Subsidiaries.

ARTICLE IV - REAFFIRMATION AND ACKNOWLEDGMENT

Section 4.01Borrower hereby: (i) acknowledges, confirms and reaffirms in all respects the terms and provisions of, and confirms the validity and effectiveness of, each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; (ii) acknowledges, confirms and reaffirms its obligations, guarantees and grant of security interests under each of the Revolving Credit Documents (as amended or modified hereby) to which it is a party; and (iii) confirms and agrees that it has no defenses to or counterclaims or offsets against any of its obligations under any of the Revolving Credit Documents (as amended or modified hereby) to which it is a party (any such offset, defense or counterclaim as may exist being hereby irrevocable waived by Borrower.

ARTICLE V - MISCELLANEOUS

Section 5.01The amendments set forth in Article I above, respectively, are limited precisely as written and shall not be deemed to (a) be a waiver of or amendment to any other term or condition of any Revolving Credit Document, or (b) prejudice any other right which each Lender or the Administrative Agent may now have or may have in the future under or in connection with any Revolving Credit Document (as amended or modified hereby). All of the terms and provisions of each Revolving Credit Document (as amended or modified hereby) are and shall remain in full force and effect.

Section 5.02From and after the Amendment Effective Date, (i) all references in the Loan Agreement to “this Amendment”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby), and (ii) all references in the other Revolving Credit Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement (as amended or modified hereby). This Amendment shall constitute a Revolving Credit Document.

Section 5.03This Amendment and the Revolving Credit Documents (as amended or modified hereby) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 5.04Neither this Amendment nor any provision hereof may be waived, amended or modified, except pursuant to a written agreement signed by each of the parties hereto.

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Section 5.05THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 5.06The general provisions of Article 10 of the Loan Agreement (as amended or modified hereby) are hereby incorporated by reference into this Amendment, mutatis mutandis.

Section 5.07This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, electronic “PDF” or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.08The provisions of this Amendment are intended to be severable. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.09Borrower shall pay to or otherwise reimburse each Lender and the Administrative Agent upon demand all reasonable fees, costs and expenses (including all reasonable fees and expenses of the Administrative Agent’s counsel) incurred by each Lender and the Administrative Agent in connection with or arising out of the negotiation, preparation, review, execution and delivery of this Amendment.

Section 5.10In consideration of each Lender’s and the Administrative Agent’s agreements contained in this Amendment, Borrower hereby irrevocably releases and forever discharge each Lender, the Administrative Agent and the other Indemnitees (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against any Lender, the Administrative Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Lender, the Administrative Agent or any other Released Person relating to the Revolving Credit Documents (as amended or modified hereby) on or prior to the date hereof

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Borrower:

CCF OPCO LLC,
a Delaware limited liability company

By:
Name:	William Baker
Title:	President

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Administrative Agent and Lenders:

VERITEX COMMUNITY BANK,
in its capacity as Administrative Agent and Class A Lender

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BUSEY BANK (successor by merger to CROSSFIRST BANK),
as Class A Lender

By:
Name:	Clayton Conger
Title:	Market President

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BIBANK (fka OAKWOOD BANK),
as Class A Lender

By:
Name:	Ray Kembel
Title:	Senior Vice President

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SUNFLOWER BANK, N.A.,
as Class A Lender

By:
Name:	Chase Wildes
Title:	Senior Vice President

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BP FUNDING TRUST, SERIES SPL-V,
a statutory series of BP Funding Trust, a Delaware
statutory trust, for itself and for no other series of BP
Funding Trust, in its capacity as Class B Lender and
Class B Agent

By:	BasePoint Administrative, LLC,
Not in its individual capacity but solely as
Administrator of BP Funding Trust

By:
Name:	Michael Petronio
Title:	Authorized Signatory

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